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                                                                    EXHIBIT 10.5



                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "Agreement") dated as of March 31, 1997 is among BridgeStreet International Inc., a Delaware corporation ("BridgeStreet"), HAI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of BridgeStreet ("Acquisition") and Home Again, Inc., Home Again Amenities, Inc. and Home Again Corporate Housing, Inc., each a Minnesota corporation (each individually, a "Company," and collectively, the "Companies"), and Sandra Brown (the "Stockholder"), and provides for the merger of the Companies with and into Acquisition (the "Merger"). The Boards of Directors of BridgeStreet, Acquisition and the Companies have determined that the Merger is in the best interests of their respective stockholders and the Merger has been approved by the stockholders of the Companies and Acquisition.

      Accordingly, the parties hereto, in consideration of the mutual representations, warranties and covenants contained herein, agree as follows:

                             1. CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 "Articles of Merger" has the meaning given to it in Section 2.2.

     1.2 "Balance Sheet" means the balance sheet dated December 31, 1996 contained in the Financial Statements (as defined herein), and the accompanying schedules thereto.

     1.3 "Balance Sheet Date" means December 31, 1996.

     1.4 "BridgeStreet Common Stock" means the shares of Common Stock, $0.01 par value, of BridgeStreet.

     1.5 "BridgeStreet Financial Statements" mean the financial statements of the Operating Subsidiaries (as defined herein) attached hereto as Exhibit 1, each of which (with the exception of Exclusive Interim Properties, Ltd.) consists of the balance sheets as of December 31, 1995 and 1996 and the statements of operations for each of the fiscal years ended on December 31, 1995 and 1996. With respect to Exclusive Interim Properties, Ltd., the financial statements consist of the balance sheets as of March 31, 1996 and December 31, 1996, and the statements of operations for the fiscal year ended on March 31, 1996 and the nine months ended on December 31, 1996.

     1.6 "Certificate of Merger" has the meaning given to it in Section 2.2.

     1.7 "Closing" means the closing of this Agreement as provided in Section
2.2.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended to date.
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     1.9  "Commission" means the Securities and Exchange Commission.

     1.10 "DGCL" means the Delaware Business Corporation Law.

     1.11 "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1.

     1.12 "Effective Time" means the date on which the Articles of Merger (as defined herein) are filed with the Secretary of State of the State of Minnesota in accordance with Section 302A.615 of the MBCA (as defined herein), and the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL, unless Acquisition and the Companies agree that another time shall be the Effective Time, in which case such time shall be specified in the Articles of Merger, and the Certificate of Merger.

     1.13 "Employment Agreement" means the employment agreement attached hereto as Exhibit 2.

     1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.15 "Financial Statements" means the combined financial statements of the Companies attached hereto as Exhibit 3 consisting of the balance sheets as of December 31, 1995 and 1996 and the statements of operations for each of the fiscal years ended on December 31, 1995 and 1996.

     1.16 "GAAP" means generally accepted accounting principles.

     1.17 "MBCA" means the Minnesota Business Corporation Act.

     1.18 "Merger Stock" means the shares of BridgeStreet Common Stock exchanged for Shares pursuant to Section 2.7(c).

     1.19 "Operating Subsidiaries" mean Corporate Lodgings, Inc., Exclusive Interim Properties, Ltd., Temporary Corporate Housing, Inc. and Temporary Housing Experts, Inc.

     1.20 "Securities Act" means the Securities Act of 1933, as amended

     1.21 "Share" means a share of Common Stock, $.01 par value per share, of each of the Companies, and "Shares" means all of such shares of all of the Companies.

     1.22 "Surviving Corporation" means the corporation that survives the Merger.


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     1.23 References to the "knowledge" of any entity or to things which any entity does or does not "know" or which are "known" by any entity refer to the knowledge of any of the entity's officers or directors.

                                  2. THE MERGER

     2.1 THE MERGER. The Merger shall occur at the Effective Time upon the terms and subject to the conditions hereof and in accordance with the MBCA and the DGCL. Following the Merger, Acquisition shall continue as the Surviving Corporation and a subsidiary of BridgeStreet, and the separate corporate existences of the Companies shall cease.

     2.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties (a) shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and recorded in accordance with Section 302A.615 of the MBCA and shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be filed and recorded in accordance with Section 252 of the DGCL and (b) shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at the Effective Time. Before the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") will be held at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming all the foregoing.

     2.3  EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 302A.641 of the MBCA and Sections 259, 260 and 261 of the DGCL.

     2.4 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

     2.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and the By-Laws of Acquisition, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     2.6 DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibit 4, and each such person shall hold office until his or her respective successor is duly elected or appointed and qualified.

     2.7  CONVERSION OF STOCK.

      At the Effective Time:


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    (a) Each share of Acquisition that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding without change.

    (b) All Shares held in the treasury of each Company immediately prior to the Effective Time shall be cancelled, without the payment of any consideration therefor.

    (c) All other Shares which are outstanding immediately prior to the Effective Time shall be converted without any action on the part of the holders thereof into and be exchangeable for: (i) an aggregate of Four Hundred Seventy-Five Thousand (475,000) shares of BridgeStreet Common Stock; and (ii) in the event that the Companies' tangible net book value as of March 31, 1997 determined in accordance with GAAP and Section 2.10 herein exceeds Two Hundred Thousand Dollars ($200,000.00) (the "Excess"), cash equal to the Excess.

     2.8 EXCHANGE OF AND PAYMENT FOR SHARES.

    (a) As soon as practicable after the Effective Time and after surrender to BridgeStreet of the certificates which prior to the Effective Time shall have represented the Shares, subject to the provisions of paragraph (c) of this
Section 2.8 and to the provisions of Article 8, BridgeStreet shall cause to be distributed to the Stockholder (i) a certificate registered in the name of such person representing the Merger Stock and (ii) the Excess as determined under and in accordance with Section 2.10. Until surrendered as contemplated by the preceding sentence, each certificate which immediately prior to the Effective Time shall have represented any Shares shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender the certificates and payment contemplated by the preceding sentence.

    (b) No dividends or other distributions declared after the Effective Time with respect to BridgeStreet Common Stock shall be paid to the holder of any unsurrendered certificate representing Shares until the holder thereof shall surrender such certificate in accordance with this Section 2.8. After the surrender of such certificate in accordance with this Section 2.8, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BridgeStreet Common Stock represented by such certificate.

    (c) If any cash or certificate representing shares of BridgeStreet Common Stock is to be paid to or issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to BridgeStreet any transfer or other taxes required by reason of the issuance of a certificate representing shares of BridgeStreet Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of BridgeStreet that such tax has been paid or is not payable.


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    (d)   All rights to receive BridgeStreet Common Stock and cash as described above shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Shares.

    (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash or certificates representing the shares of BridgeStreet Common Stock into which they were converted, or both, as provided herein.

     2.9 ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding shares of BridgeStreet Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the number of shares of BridgeStreet Common Stock into which the Shares are to be converted shall be correspondingly and appropriately adjusted.

     2.10 PAYMENT OF THE EXCESS. The determination of the Excess shall be made by the mutual agreement of BridgeStreet and the Stockholder on or before April 15, 1997. BridgeStreet and the Stockholder acknowledge and agree that, in determining the Excess, they shall use as a baseline the Companies' pre-Closing, unaudited combined balance sheet as of March 31, 1997, subject to any adjustments that typically would be made for purposes of interim financial statement presentation on an accrual basis. The payment of the Excess shall be made by check or wire transfer within 15 business days of such determination.

              3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         The Companies represent and warrant to BridgeStreet and Acquisition that, except as expressly provided in the Disclosure Schedule by specific reference to a Section of this Article 3, the following representations and warranties are true and correct as of the date hereof:

     3.1 ORGANIZATION AND AUTHORITY. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and has full corporate power and authority to conduct its business and own its property as now conducted and owned. Each Company is duly qualified or licensed and in good standing as a foreign corporation in those states listed on the Disclosure Schedule, which are the only jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, and has been so qualified or licensed during all times when such qualification and licensure was necessary in the conduct of the Company's business. Each Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions


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contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and stockholder of each Company, and no other corporate proceedings on the part of each Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each Company and constitutes a legal, valid and binding obligation of each Company enforceable against it in accordance with its terms.

     3.2 CAPITALIZATION OF EACH COMPANY; NO SUBSIDIARIES. The authorized capital and number of issued and outstanding shares of capital stock of each Company are set forth on the Disclosure Schedule. No Shares are held in any Company's treasury. Collectively, the Shares held by the Stockholder comprise all of the issued and outstanding shares of Common Stock of each Company, are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Stockholder. No Company has any authorized class of capital stock other than the Common Stock. No Company owns and no Company has owned any shares of capital stock or other securities of, or any other interest in, nor does any Company control or has it controlled, directly or indirectly, any other corporation, association, joint venture, partnership, or other business organization. The Shares have been issued and sold in full compliance with all applicable Federal and state securities laws.

     3.3 NO RIGHTS TO PURCHASE OR REGISTER STOCK. No person, firm, or corporation has any written or oral agreement, option, warrant, call, understanding, commitment, or any right or privilege capable of becoming a binding agreement, for either the purchase of any of the Shares or the acquisition of shares of any other class of capital stock of any Company, and no Company has otherwise agreed to issue or sell any shares of its capital stock or has any obligation to register any of the Shares under the Securities Act. No Company is obligated directly, indirectly or contingently to purchase any Shares.

     3.4 NAME. No Company has had any other name or conducts or operates, or has heretofore conducted or operated, its business under any name other than its current name.

     3.5 NO VIOLATION OF EXISTING AGREEMENTS. The execution and delivery of this Agreement, together with all documents and instruments contemplated herein, the consummation of the transactions contemplated hereby and thereby, and the compliance with the terms, conditions and provisions hereof by each Company do not (i) contravene any provisions of any Company's articles of incorporation or By-Laws; (ii) conflict with or result in a breach of or constitute a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any lease, indenture, mortgage, loan, or credit agreement or any other agreement or instrument to which any Company is a party or by which it or its assets may be bound or affected; (iii) violate or constitute a breach of any decision, judgment, or order of any court or arbitration board or of any governmental department, commission, board, agency, or instrumentality,


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domestic or foreign, by which any Company is bound or to which it is subject; or
(iv) violate any applicable law, rule, or regulation to which any Company or any of its property is bound.

     3.6 NO CONSENTS OR APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent or approval of, or filing and expiration of a waiting period or a period for disapproval by, any governmental authority is required for any Company to consummate the transactions contemplated by this Agreement, except for filing and acceptance of the Articles of Merger pursuant to the MBCA and the Certificate of Merger pursuant to the DGCL.

     3.7 FINANCIAL STATEMENTS.

    (a) The Financial Statements fairly present the financial position of each Company as of their respective dates, and the results of operations for the periods presented therein, all in conformity with GAAP applied on a consistent basis (i) except as otherwise noted therein and (ii) except that no representations or warranties are being made with respect to the footnote disclosures contained therein.

    (b) Each Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and with statutory accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth or reserved against in the most recent balance sheet in the Financial Statements, no Company
(a) had as of the Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the Balance Sheet Date, which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, and (b) has incurred since the Balance Sheet Date any such liability or obligation except in the ordinary course of business.

     3.9 CONDUCT OF BUSINESS SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date, no Company has taken or agreed to take any action that would obligate such Company to have:

     (a) taken any action or entered into or agreed to enter into any transaction, agreement, or commitment other than in the ordinary course of business;


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    (b) entered into or agreed to enter into any transaction, agreement, or commitment, suffered the occurrence of any event or events, or experienced any material change in financial condition, business, results of operations, prospects, or otherwise, (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of such Company's business or its business prospects or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a material adverse change in the financial condition, assets, liabilities, earnings, business, or business prospects of such Company;

    (c) incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed, or otherwise become responsible for the obligations of any other individual, partnership, firm, or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm, or corporation (except for loans to any employee of such Company in the ordinary course of business which in the aggregate do not exceed $5,000.00);

    (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred, or otherwise disposed of, any of the properties or assets of such Company, including any cancelled, released, hypothecated, or assigned indebtedness owed to such Company, or any claims held by such Company;

    (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer, or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm, or corporation, other than capital expenditures in the ordinary course of business that individually do not exceed $5,000.00 and in the aggregate do not exceed $20,000.00;

    (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the capital stock of such Company (other than distributions made to the Stockholder on or prior to the Effective Time in amounts necessary to satisfy the Stockholder's estimated individual tax liability for 1996 and the period of 1997 ending at such Effective Time (using an estimated tax rate of 40%)), or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of such Company;

    (g) paid any long-term liability, otherwise than in accordance with its terms;

    (h) paid any bonus compensation or fee to any officer, director, shareholder, or employee of such Company or otherwise increased the compensation paid or payable to any of the foregoing (except in the case of employees' routine scheduled increases in salary);

    (i) sold, assigned, or transferred any trademarks, trade names, logos, copyrights, formulae, or other intangible assets;


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    (j) contracted with or committed to any third party (i) to sell any capital stock of such Company, (ii) to sell any material assets of such Company other than in the ordinary course of business, (iii) to effect any merger, consolidation, or other reorganization of such Company, or (iv) to enter into any agreement with respect thereto;

    (k) incurred any expenses or fees of counsel, accountants or consultants for personal services rendered to the Stockholder after December 31, 1996, except in preparation for or in connection with this Agreement and the transactions contemplated hereunder; or

    (l) issued any debt instruments, entered into any leases of more than one year, amended any existing debt instruments or leases of more than one year or increased borrowings (other than borrowings in the ordinary course of business to finance working capital); and no indebtedness for borrowed money by such Company will be outstanding as of the date of the Closing.

     3.10 TITLE TO ASSETS. No Company owns real property. Each Company has good and clear record and marketable title to all properties owned by it, including, without limitation, all property reflected in the Balance Sheet, other than property disposed of in the ordinary course of business subsequent to the Balance Sheet Date (none of such dispositions being materially adverse), free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, or rights, title and interest in others, except (a) as reflected in the Balance Sheet, or as specified in the notes thereto, (b) the lien of taxes not yet due or payable or being contested in good faith by appropriate proceedings and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations.

     3.11 INTELLECTUAL PROPERTY. Each Company owns, or is licensed or otherwise has the full and unrestricted right to use, all trademarks, trade names, service marks, copyrights, technology, know-how, trade secrets and techniques used in its business (collectively, the "Proprietary Information"). All such trademarks, trade names, service marks and federally registered copyrights are listed on the Disclosure Schedule. No Company has any obligation still outstanding to compensate other persons for the use of any Proprietary Information or for the sale of any service comprising or derived from Proprietary Information. No Company has granted to any other person any license or other right to use in any manner any of the Proprietary Information, whether or not requiring the payment of royalties. To the knowledge of each Company (a) no other person has a right or license granted directly or indirectly by or through any Company to use any Proprietary Information; (b) none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; (c) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or threatened, relating to the Proprietary Information; and (d) no proceeding has been filed or threatened charging any Company with infringement of any patent, trademark, copyright, or other proprietary right, nor is there any basis for any such proceeding.

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     3.12   OBLIGATIONS TO OR FROM AFFILIATES.

    (a) All transactions heretofore between each Company and its Stockholder, officers or directors or any Affiliate (as defined below) of such Stockholder, officer or director have been conducted on an arm's-length basis on terms no different than would be obtained if the transaction had been between such Company and an unrelated party. Except for debts or other outstanding obligations reflected on the Balance Sheet, there are no debts or other obligations of any Company to, or to any Company from, the Stockholder or any officer or director, or any Affiliate of such Stockholder, officer or director of such Company. As used herein, "Affiliate" of a Stockholder, officer or director means any member of the immediate family of such person or any entity in which such person or any such family member is an officer or owner of more than five percent of the beneficial interest or outstanding equity securities of such entity.

    (b) The Disclosure Schedule contains a true and complete description of each transaction conducted or completed, in whole or in part, since January 1, 1996, or currently proposed, between each Company and any officer, director or Stockholder thereof or any Affiliate of any such person. With respect to each of the last three complete fiscal years, the Disclosure Schedule sets forth all information that would be required to be provided under Items 402 and 404 of Regulation S-K of the Commission under the Securities Act if a registration statement on Form S-1 were filed by such Company with the Commission on the date hereof.

     3.13 MATERIAL CONTRACTS. The Disclosure Schedule lists all material leases, contracts, instruments, agreements or commitments (whether written or oral) relating to the conduct of the business of each Company (the "Material Contracts"). Each Company has made available to BridgeStreet true and correct copies of each Material Contract and a written description, accurate in all material respects, of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all contracts, agreements and instruments of the following types to which each Company is a party:

    (a) labor union contracts, together with a list of all labor unions representing or attempting to represent employees of each Company;

    (b) pension, retirement, deferred compensation, death benefit, profit sharing, bonus or other employee incentive, fringe benefit, stock purchase, stock option, hospitalization or insurance plans or arrangements (and grant certificates or other documents issued thereunder) or vacation pay, severance pay and other similar benefit arrangements for officers, employees or agents, together with a list of all pensioned employees or obligations to provide any pensions hereafter other than pursuant to the plans hereinbefore in this item described;

    (c) employment contracts or agreements, consulting agreements, agreements providing for termination or severance benefits, non-competition agreements, non-disclosure

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agreements, contracts for professional personal services, contracts with other persons engaged in sales or distributing activities, and advertising contracts;

    (d) written or oral agreements, understandings and arrangements of any kind with any officer, director, employee, shareholder or agent of each Company relating to present or future compensation or other benefits available to such person or otherwise, together with a list of the names and current annual salary rates of all present officers and employees of each Company whose current salary rate is $25,000.00 or more and any bonuses paid or payable to each such person for the 1995 and 1996 fiscal years;

    (e) indentures, loan agreements, notes, security agreements, mortgages, conditional sales contracts, leases of personal property, contracts for the purchase or sale of real or personal property, and agreements for financing;

    (f) licenses and other contractual rights to any Proprietary Information, including, without limitation, any copyright, trademark, service mark or trade name, whether domestic or foreign, owned in whole or in part or used by each Company;

    (g) other license agreements (as licensor or licensee);

    (h) property, casualty, crime, directors and officers, and other forms of insurance;

    (i) bank accounts and safety deposit boxes identifying all authorized signatories, together with a list of all effective powers of attorney granted by each Company to anyone;

    (j) agreements, contracts or other arrangements to which each Company is a guarantor, surety or endorser;

    (k) contracts, agreements, commitments, arrangements or understandings providing for the purchase or sale of all or substantially all of each Company's requirements for a particular product from a single supplier or to a single customer;

    (l) contracts, agreements, commitments, arrangements or understandings limiting the freedom of each Company from competing in any line of business or with any person or entity;

    (m) leases of real property with a term of more than one year (regardless of whether each Company is the lessor or lessee); and

    (n) contracts, agreements, instruments, arrangements or understandings which have not been included in items (a) through (m) above involving payment by or to each Company of more than $50,000.00 or not terminable without penalty or otherwise materially affecting the assets, financial condition, properties or business of each Company.

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All of the Material Contracts are in full force and effect. Except to the extent that a material adverse effect on each Company's financial condition, assets, liabilities, earnings, business or prospects would not result if the following were not true: (A) Each Company and each other party to each of the Material Contracts have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any of the Material Contracts; (B) each Company has no present expectation or intention of not fully performing all its obligations under any of the Material Contracts, and each Company has no knowledge of any breach or anticipated breach by any other party to any of the Material Contracts; and (C) there exists no actual or, to the knowledge of each Company, threatened termination, cancellation or limitation of the business relationship of each Company with any party to any Material Contract.

     3.14 LITIGATION. There are no actions, suits, causes of action, claims, litigation, arbitration, administrative hearings, or other form of proceedings or disputes of any kind pending or, to the knowledge of any Company, threatened against any Company or its officers or directors (in their capacities as such) in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency, or instrumentality; nor has any Company been, nor is it, subject to any orders, awards, fines, judgments, decrees, or injunctions the effect of which in the aggregate would have a material adverse effect on the business or financial position or prospects of such Company. No Company knows or has grounds to know of any basis for any such action, suits, or other form of proceeding or disputes or of any governmental investigation relating to such Company or its business.

     3.15 TAXES. Each Company has filed all tax returns, reports and information filings that are required to be filed, including, without limitation, federal (U.S.), state, and municipal income or franchise tax returns, and has paid all taxes shown as due on such returns, together with any interest and penalties accrued with respect thereto. No Company is required to pay or remit any other taxes (including sales taxes) except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without misrepresentation. Each Company has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including without limitation its liability for federal, state, and municipal income or franchise tax for the current tax year and for all prior years. No Company has any knowledge of any proposed or threatened assessment or reassessment of federal, state, or municipal income or franchise taxes. In addition, at the date hereof all withholding tax or source deductions have been deducted and remitted as due to the appropriate governmental authority as required by law or each Company has adequately provided for such deductions by reserves or other proper accounting treatment in its books and records of account.

     3.16 ABSENCE OF MATERIAL EVENTS. Since January 1, 1997 there has not been
(a) any material adverse change in the business, affairs or prospects of any Company nor, to each Company's knowledge, are any such changes threatened, anticipated or contemplated; (b) any actual or, to each Company's knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has materially affected or may hereafter materially affect the properties, assets, business, affairs or prospects of any Company;
(c) any material and adverse pending or, to each Company's knowledge, threatened, anticipated or contemplated dispute of any kind with any material customer, supplier, source of financing, employee, lessor, landlord, subtenant or licensee of any Company, or any pending or, to each Company's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any material customer, lessor, supplier, or source of financing; or (d) any pending, or, to each Company's knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description materially and adversely affecting the properties, assets, business, affairs or prospects of any Company.

     3.17 ABSENCE OF IMPROPER PAYMENTS. Since January 1, 1992 no Company: (a) has made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on its books or records for any reason; (c) has made any payments to any person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) has made any contribution, or has reimbursed any political gift or contribution made by any other person, to candidates for public office, whether Federal, state or local, where such contribution or reimbursement would be in violation of applicable law.

     3.18 ERISA.

    (a) None of the employee benefit plans maintained at any time by any Company or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA.

    (b) None of the employee benefit plans maintained at any time by any Company which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of any Company under ERISA nor has any such employee benefit plan of any Company incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; no Company has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability;

each Company has made or provided for all contributions to all such employee pension benefit plans which it maintains and which are required as of the end of the most recent fiscal year under each such plan; no Company has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by the Pension Benefit Guaranty Corporation.

    (c) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV or ERISA, maintained by each Company, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits.

    (d) To each Company's knowledge, (i) each employee pension benefit plan subject to Title IV of ERISA, maintained by each Company, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules, and (ii) each Company has filed in a timely manner with respect to all such plans those actuarial reports, annual reports and all other filings required by all such applicable requirements of ERISA and other applicable laws, regulations and rules, and each Company has delivered to BridgeStreet a copy of any such report filed since December 31, 1993.

    (e) As used in this Agreement, the terms "employee benefit plan", "employee pension benefit plan", "accumulated funding deficiency", "reportable event", and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transactions" shall have the meaning assigned to it in Code Section 4975 and ERISA.

    (f) No Company has any liability not disclosed on any of the Financial Statements, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of any Company.

     3.19 LABOR MATTERS. A true and complete list of all of each Company's officers and employees (the "Employees") and their respective salaries, wages, other compensation, dates of employment, date and amount of last salary increase, and positions has been provided to BridgeStreet by each Company. There are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of any Company, threatened by or between any Company and any of the Employees. With respect to the Employees, each Company has complied in all respects with all provisions of all laws relating to the employment of labor and has no liability for any arrears of wages or taxes or penalties for failure to comply with any such law or for any severance or termination payments of any type. No election or proceedings relating to the labor relations of any Company is pending or, to any Company's knowledge, threatened. No Company has had any material union activity or had any material labor trouble of any kind, nature or description at any time heretofore. All personnel policies and manuals of each Company are listed on the Disclosure Schedule and true and complete copies thereof have been provided to BridgeStreet. No Employee or consultant of any Company shall have the right to receive from the Surviving Corporation or BridgeStreet a severance payment or other payment in the nature thereof in the event his or her employment is terminated by the Surviving Corporation following the Merger, whether such right arises as a matter of contract, past policy or understanding, by operation of law, or otherwise.

     3.20 PERMITS; COMPLIANCE WITH LAW. Each Company possesses all franchises, permits, licenses, certificates, approvals, and other authorizations ("Permits") necessary to own or lease and operate its properties and to conduct its business as now conducted, except for incidental Permits that would be readily obtainable without undue burden in the event of any lapse, termination, cancellation, or forfeiture or that if not obtained would not materially and adversely affect each Company's business. All such material Permits are in full force and effect, and, to the knowledge of each Company, no suspension or cancellation of any of them is threatened, and no material Permits will be adversely affected by the consummation of the Merger. No Company has failed nor is it failing to comply with any applicable law, rule, regulation, or order, where such failure would have a material adverse effect on any Company's business, and there are no proceedings pending or, to each Company's knowledge, threatened, nor has any Company received any notice, regarding any such failure.

     3.21 ENVIRONMENTAL MATTERS. Each Company is in material compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business, affairs or business prospects of any Company. The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. There is no alleged liability, or to each Company's knowledge, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) of such Company arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by any Company or (ii) any violation or alleged violation of any Environmental Law, which alleged or potential liability, singly or in the aggregate, would have a material and adverse effect on the condition, financial or otherwise, or the earnings, business, affairs or business prospects of such Company.

     3.22 LEASES. The Disclosure Schedule sets forth, as of January 31, 1997, the number of units of real property leased by each Company (each a "Leased Premises"). Except to the extent that a material adverse effect on the Company's financial condition, assets, liabilities, earnings, business, affairs or business prospects would not occur if the following, in the aggregate, were not true: (a) each lease covering a Leased Premises is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor or lessee to terminate the same);
(b) each Company has the right to use the Leased Premises in accordance with the terms of the respective leases free and clear of all claims or other interests or rights of third parties; (c) there is no violation of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Premises; and (d) there is no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Premises, nor to each Company's knowledge is any such condemnation or assessment threatened or contemplated by any governmental authority.

     3.23 CORPORATE RECORDS. The corporate record books of each Company are in good order and complete (to the extent required by the laws of the State of Minnesota), and are accurate, up to date, contain all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, and all votes of the stockholders or directors set forth in certificates furnished to anyone at any time heretofore.

     3.24 CONDITION OF ASSETS. All premises, fixtures and equipment owned or used by each Company have been properly maintained and are in good operating order and repair (ordinary wear and tear excepted), free from known defects in construction or design, sound and properly functioning, usable and not obsolete, and in compliance with all zoning, building and fire codes and all other laws, rules, regulations and requirements of governmental authorities and the fire insurance rating association having jurisdiction, except to the extent that the failure to do so, in the aggregate, would not have a material adverse effect on the financial condition, assets, liabilities, earnings, business, affairs or business prospects of such Company.

     3.25 ACCOUNTS RECEIVABLE. All of the accounts receivable of each Company shown or reflected on the Balance Sheet, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no set off or counterclaim and will be collectible in the normal course of business. No Company has accounts or loans receivable from any of its directors, officers or employees (other than loans to any employee in the ordinary course of business which in the aggregate do not exceed $5,000.00).

     3.26 CHARTER DOCUMENTS. Each Company has heretofore delivered to BridgeStreet copies of its articles of incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its by-laws, as amended to date, and a list of the officers and directors of such Company in office, all as certified by its Secretary.

     3.27 DISCLOSURE OF ALL MATERIAL MATTERS. No statement of fact set forth in this Agreement (including without limitation all information in the Financial Statements and the other Schedules, Exhibits, and attachments hereto, taken as a whole) or otherwise provided by or on behalf of each Company to BridgeStreet is false or misleading in any respect, nor does this Agreement (including, without limitation all information in the Financial Statements and the other Schedules, Exhibits, and attachments hereto, taken as a whole) or any information provided to BridgeStreet by or on behalf of any Company omit to state a material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

     3.28 BROKERS. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     3.29 TAX-FREE REORGANIZATION. No Company has any reason to believe that the Merger will not qualify as a reorganization within the meaning of Section 368 of the Code.

     3.30 TANGIBLE NET BOOK VALUE. The aggregate tangible net book value of the Companies as of the date of the Closing will be at least Two Hundred Thousand Dollars ($200,000.00).

             4.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

      The Stockholder represents and warrants to BridgeStreet and Acquisition as follows:

     4.1 TITLE TO THE SHARES. The Stockholder owns all issued and outstanding Shares free and clear of any claims, liens, charges, encumbrances, security interests and rights of others whatsoever, and such Shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

     4.2 AUTHORITY. The Stockholder has full power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and no other action is necessary by the Stockholder to consummate the transactions contemplated by the Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against her in accordance with its terms.

     4.3 ACCREDITED INVESTOR. The Stockholder is an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act) because either (i) her individual net worth or joint net worth with her spouse exceeds One Million Dollars ($1,000,000), or (ii) her individual income was in excess of Two Hundred Thousand Dollars ($200,000) (or her joint income with her spouse was in excess of Three Hundred Thousand

Dollars ($300,000)) in each of 1995 and 1996 and she has a reasonable expectation that such income (whether individual or joint) will reach the same level during 1997.

            5.  REPRESENTATIONS AND WARRANTIES OF BRIDGESTREET AND
ACQUISITION

      BridgeStreet and Acquisition represent and warrant to the Companies and the Stockholder as follows:

     5.1 ORGANIZATION AND AUTHORITY. Each of BridgeStreet and Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned, and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or financial condition of BridgeStreet. Each of BridgeStreet and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of BridgeStreet and Acquisition and the sole stockholder of Acquisition, and no other corporate proceedings on the part of BridgeStreet or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of BridgeStreet and Acquisition and constitutes a valid and binding agreement of each, enforceable against each in accordance with its terms.

     5.2 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by BridgeStreet and Acquisition nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective charter documents or By-Laws of BridgeStreet or Acquisition; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) filing and acceptance of the Articles of Merger pursuant to the MBCA and the Certificate of Merger pursuant to the DGCL and (B) filings required under the Securities Act and the securities or blue sky laws of the various states; (iii) result in a default (or an event that might, with the passage of time or the giving of notice or both, constitute a default) or give rise to any right to terminate, cancel or accelerate or to any loss of benefit under any of the terms, conditions, or provisions of any note, license, lease, agreement, or other instrument or obligation to which BridgeStreet or Acquisition is a party or by which BridgeStreet or Acquisition or any of their respective assets may be bound, other than as previously disclosed in writing to the Companies; or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to BridgeStreet or Acquisition or any of their respective assets.

     5.3 LITIGATION. There are no actions, suits, causes of action, claims, litigation, arbitration, administrative hearings or other form of proceedings or disputes pending, or, to the knowledge of BridgeStreet or Acquisition, threatened, against, involving or affecting BridgeStreet, the Operating Subsidiaries, or Acquisition, in any court, at law or in equity, or before any arbitration board or any governmental department, commission, board, bureau, agency, or instrumentality, that either singly or in the aggregate might prevent BridgeStreet and Acquisition from consummating the transactions contemplated hereby or that would have a material adverse effect on the business, operations, or financial condition of BridgeStreet and the Operating Subsidiaries taken as a whole.

     5.4 MERGER STOCK. The Merger Stock has been duly authorized by all necessary corporate action and, when issued and delivered by BridgeStreet pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

     5.5 CHARTER DOCUMENTS. BridgeStreet has heretofore delivered to the Companies copies of its Articles of Incorporation, as amended to date, certified by the appropriate governmental authority, and copies of its by-laws, as amended to date, and a list of the officers and directors of BridgeStreet in office, all as certified by its Secretary.

     5.6 TAX-FREE REORGANIZATION. Neither BridgeStreet nor Acquisition has any reason to believe that the Merger will not qualify as a reorganization within the meaning of Section 368 of the Code.

     5.7 CAPITALIZATION. The total number of issued and outstanding shares of capital stock of BridgeStreet immediately prior to the Effective Time shall be Five Million (5,000,000), all of which shall be BridgeStreet Common Stock. Acquisition has (i) One Thousand (1,000) shares of common stock, par value $.01 per share, issued and outstanding, all of which is owned by BridgeStreet, and
(ii) no outstanding options or warrants to purchase such common stock. BridgeStreeet owns all of the issued and outstanding capital stock of each of the Operating Subsidiaries.

     5.8 BRIDGESTREET FINANCIAL STATEMENTS. The BridgeStreet Financial Statements fairly present the financial position of each Operating Subsidiary as of their respective dates, and the results of operations for the periods presented therein, all in conformity with GAAP applied on a consistent basis (i) except as otherwise noted therein and (ii) except that no representations or warranties are being made with respect to the footnote disclosures contained therein.



                                  6. COVENANTS

     6.1 CONFIDENTIAL INFORMATION. BridgeStreet and its employees and agents will, and BridgeStreet will cause the Operating Subsidiaries, Acquisition and their its employees and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all Confidential Information (as hereinafter defined) and will not disclose the same to any person. If this Agreement is terminated, BridgeStreet will promptly return to each Company or destroy all documents (including all copies thereof) received by BridgeStreet containing such Confidential Information. For purposes hereof, "Confidential Information" shall mean all information of any kind concerning the Companies, except information
(i) ascertainable or obtained from public or published information, (ii) received from a third party not known to BridgeStreet to be under an obligation to the Companies to keep such information confidential, (iii) that is or becomes known to the public (other than through a breach of this Agreement), (iv) that was in BridgeStreet's possession before disclosure thereof to it in connection with this Agreement or (v) that was independently developed by BridgeStreet.

     6.2 BEST EFFORTS. Subject to the terms and conditions hereof each party to this Agreement agrees to fully cooperate with the others and the others' counsel, accountants and representatives in connection with any steps required to be taken as part of its obligations under this Agreement. Each party to this Agreement agrees that it will use its reasonable efforts to cause all conditions to its obligations under this Agreement to be satisfied as promptly as possible, and will not undertake a course of action inconsistent with this Agreement or which would make any of its representations, warranties, agreements or covenants in this Agreement untrue in any material respect or any conditions precedent to its obligations under this Agreement unable to be satisfied at or prior to the Closing.

     6.3 PUBLIC ANNOUNCEMENTS. All public announcements, notices or other communications regarding this Agreement and the transactions contemplated hereby to third parties other than the parties hereto and their respective advisors shall require the prior approval of both BridgeStreet and the Stockholder.

     6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties (the "Notifying Party") shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event that would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Notifying Party to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.5 COVENANTS OF THE STOCKHOLDER. The Stockholder hereby covenants and agrees with BridgeStreet and Acquisition that she shall:

      (a) use her best efforts to take whatever action may be reasonably necessary or desirable to (i) effect, perfect or confirm of record or otherwise in the Surviving Corporation full right, title and interest in and to the business, properties and assets now conducted or owned by each Company, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire, full right, title and interest in and to such business, properties and assets; (ii) carry out the intent and purposes of the transactions contemplated hereby; and (iii) cause or permit BridgeStreet to undertake and complete the initial public offering of BridgeStreet Common Stock (the "IPO");

      (b) provide to BridgeStreet the notifications required of each Company under Section 6.4;

      (c) deliver at the Closing the Employment Agreement;

      (d) notify BridgeStreet in writing if at any time prior to a closing in connection with the IPO she shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Prospectus used in the registration statement filed in connection with the IPO in order to make the statements contained therein not misleading or comply with applicable law (with the delivery of any notice pursuant to this Section 6.5(d) not limiting or otherwise affecting the remedies available hereunder to the party receiving such notice); and

      (e) execute and deliver such other instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

     6.6 TAX FREE REORGANIZATION. From and after the Effective Time, neither BridgeStreet nor the Surviving Corporation nor the Stockholder shall take or suffer to be taken any action which will cause the Merger not to constitute a reorganization within the meaning of Section 368(a)(2)(D) of the Code.

     6.7 NON-COMPETITION; NON-SOLICITATION. For a period of five (5) years from the date hereof or for a period of three (3) years from the date the Stockholder's employment by Acquisition subsequent to the Merger terminates regardless of the reason therefor (or if there is no reason therefor), whichever later occurs, the Stockholder will not engage or become interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise in any way similar to or competitive with BridgeStreet and the Operating Subsidiaries (including the Companies' business as conducted through Acquisition following the Effective Time) (the "BridgeStreet Group"). In addition, during such period the Stockholder will not, directly or indirectly, whether on behalf of herself or anyone else: (i) solicit or accept orders from any present or past customer of the BridgeStreet Group or Home Again for a product or service offered or sold by, or competitive with a product or service offered or sold by, the BridgeStreet Group; (ii) induce or attempt to induce any such customer to reduce such customer's purchases from the BridgeStreet Group (including without limitation leases of accommodations); (iii) use for her benefit or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; (iv) enter into any competitive leasing arrangements relating to properties containing units leased by the BridgeStreet Group as of the date of termination of the Stockholder's employment; or (v) solicit any of the BridgeStreet Group's employees to leave the employ of the BridgeStreet Group or hire anyone who (A) is an employee of the BridgeStreet Group or (B) was an employee of the BridgeStreet Group within six months prior to the date of hire by the Stockholder.

     6.8 PROPRIETARY INFORMATION. The Stockholder will not at any time hereafter knowingly disclose to or use for the benefit of anyone else any of the Proprietary Information or the BridgeStreet Proprietary Information without BridgeStreet's prior written authorization in each particular case. The Stockholder also will at all times hereafter take all action and sign and deliver all instruments BridgeStreet or Acquisition may require to vest or perfect in BridgeStreet or Acquisition all right, title and interest in and to the Proprietary Information or the BridgeStreet Proprietary Information, or to assist BridgeStreet or Acquisition in filing or prosecuting any application, in her name or any other name, in any country, for any patent, trademark, service mark, copyright or other right therein, or any modification, reissue, division, continuation, revival or extension thereof, or in conducting any legal or administrative proceedings for securing, protecting or enforcing any of the foregoing. The Stockholder further agrees that she has disclosed to BridgeStreet in writing all proprietary information conceived or developed in whole or in part by her relating to either the Companies or the BridgeStreet Group prior to the date hereof. As used herein, "BridgeStreet Proprietary Information" means
(i) any and all inventions, discoveries, ideas, research, engineering methods, practices, processes, systems (including, without limitation, reservation systems), formulae, designs, products, projects, improvements and developments which (a) have not been generally available, (b) relate to the BridgeStreet Group or any subsequently-formed operating subsidiary of BridgeStreet, and (c) are made, conceived or reduced to practice by the Stockholder subsequent to the date hereof, or by any other employee or consultant of the BridgeStreet Group, or in whole or in part at the expense of the BridgeStreet Group or on the premises of the BridgeStreet Group or with the assistance of the BridgeStreet Group's employees or consultants with the BridgeStreet Group's equipment or supplies or those of the BridgeStreet Group's employees or consultants, and (ii) any and all trade secrets, reservation systems, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices and employee, lessor, customer and supplier lists of the BridgeStreet Group.


                 7.  CONDITIONS TO CONSUMMATION OF THE MERGER

     7.1 The obligations of BridgeStreet and Acquisition to consummate the Merger are subject to the satisfaction at the Closing, or waiver by BridgeStreet in writing, in whole or in part, of each of the following conditions:

      (a) BridgeStreet and Acquisition shall have received the opinion of counsel to each Company, dated the date of the Closing and in form and substance satisfactory to the BridgeStreet and its counsel, substantially to the effect set forth on Exhibit 5.

      (b) All proceedings taken by each Company and all instruments executed and delivered by the Company prior to the date of the Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for BridgeStreet acting reasonably.

      (c) The Stockholder shall have delivered to BridgeStreet the Employment Agreement executed by Richard Brown.

      (d) The Stockholder shall have executed and delivered to BridgeStreet a letter agreement substantially in the form attached hereto as Exhibit 6 (the "Investment Representation Letter").

      (e) Each Company shall have delivered to BridgeStreet and Acquisition a certificate of its Secretary certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement, the incumbency of officers and directors, and the status of record ownership of each Company's stockholders.

      (f) The Companies shall have delivered to BridgeStreet a combined balance sheet prepared in accordance with GAAP which reflects that as of December 31, 1996, the Companies had an aggregate tangible net book value of at least One Hundred Fifty Thousand Dollars ($150,000.00).

      (g) The Companies shall have delivered to BridgeStreet a pro forma combined income statement for the fiscal year ended December 31, 1997, reasonably satisfactory to BridgeStreet in terms of form, assumptions and substance, which projects that, for such fiscal year, the Companies will have combined revenues of at least Six Million Dollars ($6,000,000.00) and net income before taxes of at least Eight Hundred Thousand Dollars ($800,000.00).

      (h) Each Company shall have delivered to BridgeStreet such other certificates, documents and opinions as BridgeStreet and its counsel shall reasonably require.

     7.2 The obligation of each Company to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by each Company in writing, in whole or in part, of each of the following conditions:

      (a) The Companies shall have received the opinion, dated the date of the Closing and in form and substance satisfactory to the Companies and its counsel, of Nutter, McClennen & Fish, LLP, counsel to BridgeStreet, substantially to the effect set forth on Exhibit 7.

      (b) All proceedings taken by BridgeStreet and Acquisition and all instruments executed and delivered by BridgeStreet and Acquisition prior to the date of the Closing in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for the Companies, acting reasonably.

      (c) BridgeStreet and Acquisition shall have delivered to the Companies a certificate of its Secretary, certifying as to requisite corporate or other action authorizing the transactions contemplated by this Agreement.


         8.  RESTRICTIONS ON SALE OR TRANSFER OF MERGER STOCK; LEGEND

      The shares of Merger Stock will not have been registered under the Securities Act or the blue sky laws of any state by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and of such state laws. Such shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and such state laws or an exemption therefrom.


                              9.  INDEMNIFICATION

     9.1    AGREEMENTS TO INDEMNIFY.

      (a)   As used in this Article 9:

                (i) "Damages" means claims, damages, liabilities, losses,
            judgments, settlements, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding.

               (ii) "Indemnified Party" means each of BridgeStreet, the
            Surviving Corporation, and their respective subsidiaries.

      (b) On the terms and subject to the limitations set forth in this Agreement, the Stockholder shall, from and after the Effective Time, indemnify, defend, and hold each Indemnified Party harmless from, against and in respect of any and all Damages incurred by any Indemnified Party arising from or in connection with any actual or alleged breach of any representation, warranty, covenant or agreement made by each Company or by the Stockholder in this Agreement (collectively referred to herein as "Claims").

      (c) The Companies' representations, warranties, covenants and agreements set forth in Article 3 shall, for purposes of this Article 9, be deemed to have survived the Effective Time notwithstanding any contrary terms of this Agreement, and whenever such representations, warranties, covenants and agreements are referred to in this Article 9, the text of the same as set forth in Article 3 shall be deemed to be set forth in their entirety herein, and the same are hereby incorporated herein by such references. Each such representation, warranty, covenant and agreement shall be deemed to have been relied upon by the party or parties to which made, notwithstanding any investigation or inspection made by or on behalf of such party or parties and shall not be affected in any respect by any such investigation or inspection.

      9.2 LIMITATIONS OF INDEMNITY OBLIGATIONS. The indemnity obligations of the Stockholder under this Agreement shall be subject to the following limitations:

      (a) The indemnity obligations of the Stockholder shall expire on the third anniversary of the Effective Time (the "Cut-off Date"); provided, however, that such obligations with respect to (i) the representations and warranties contained in Sections 3.1, 3.2, 3.18, 3.21 and 3.22 and Article 4 of this Agreement shall continue forever without limitation, and (ii) the representations and warranties regarding taxes, which are contained in Section 3.15, shall remain in effect until all claims for taxes due by or on account of the Companies for any period up to and including the Effective Time have been settled and any statute of limitations period with respect to such taxes has expired; and provided further that the indemnity obligations of the Stockholder for Claims timely asserted by an Indemnified Party in the manner provided in this Agreement shall continue until such Claims are finally resolved and discharged.

      (b) The aggregate indemnity obligations of the Stockholder for any Damages shall not in any event exceed Nine Hundred Fifty Thousand Dollars ($950,000) or, in the event of an IPO, the greater of (i) such amount and (ii) the amount equal to the number of shares of Merger Stock which the Stockholder is entitled to receive by reason of the Merger (appropriately adjusted for stock dividends, stock splits and the like) multiplied by the per share price at which the BridgeStreet Common Stock is sold to the public in the IPO.

      (c) The Indemnified Parties shall be entitled to indemnification only if the aggregate and collective Damages incurred or suffered by them exceed Fifty Thousand Dollars ($50,000.00), in which event they shall be entitled to indemnification of the full amount of such Damages. Notwithstanding the immediately preceding sentence, however, the Indemnified Parties shall be entitled to indemnification for Damages incurred or suffered by them as a result of the breach of Section 3.15 or Section 3.30 without regard to such Fifty Thousand Dollar ($50,000.00) basket.

     9.3 NOTICE OF CLAIM. An Indemnified Party shall promptly notify the Stockholder in writing of any Claim asserted by a third person that might give rise to any indemnity obligation of the Stockholder hereunder (a "Third Party Claim"), specifying in reasonable detail the nature thereof and indicating the amount (estimated if necessary) of the Damages that have been or may be sustained by the Indemnified Party. Failure of any Indemnified Party to promptly give such notice shall not relieve the Stockholder of her obligation to indemnify under this Article 9, but as a result of any such failure, the Stockholder shall not be liable to the Indemnified Parties for the amount of actual damages caused by such failure. Together with or following such notice, the Indemnified Parties shall deliver to the Stockholder copies of all notices and documents received by the Indemnified Parties relating to the Third Party Claim (including court papers).

     9.4 DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. The Stockholder shall have the right (without prejudice to the right of any Indemnified Party to participate at her own expense through counsel of her own choosing) to defend against any Third Party Claim at her expense and through counsel of her own choosing and to control such defense if she gives written notice of her intention to do so within 15 business days of her receipt of notice of Third Party Claim. The Indemnified Parties shall cooperate fully in the defense of such Third Party Claim and shall make available to the Stockholder or her counsel all pertinent information under their control relating thereto. The Indemnified Parties shall have the right to elect to settle any Third Party Claim; provided, however, the Stockholder shall not have any indemnification obligation with respect to any monetary payment to any third party required by such settlement unless she shall have consented thereto. The Stockholder shall have the right to elect to settle any Third Party Claim subject to the consent of BridgeStreet; provided, however, that if BridgeStreet fails to give such consent within 15 business days of being requested to do so, BridgeStreet shall, at its expense, assume the defense of such Third Party Claim and regardless of the outcome of such matter, the Stockholder's liability hereunder shall be limited to the amount of any such proposed settlement. The foregoing provisions notwithstanding, in no event may the Stockholder (a) adjust, compromise or settle any Third Party Claim (i) unless such adjustment, compromise or settlement unconditionally releases BridgeStreet or the Surviving Corporation from all liability or (ii) if such adjustment, compromise or settlement affects the absolute and sole right of BridgeStreet or the Surviving Corporation to own or use any of any Company's assets or (b) defend any Third Party Claim which, if adversely determined, would materially impair the financial condition, business or prospects of BridgeStreet or the Surviving Corporation.


                              10.  MISCELLANEOUS

    10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in
Article 9 with respect to the representations and warranties contained in
Article 3 and 4 and except for the representations and warranties contained in
Article 5, the representations and warranties made in this Agreement shall not survive beyond the Effective Time.

    10.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes, with the Disclosure Schedule and the Exhibits hereto, the entire agreement among the parties with respect to the subject matter hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that BridgeStreet or Acquisition may assign its respective rights and obligations to any direct or indirect subsidiary of BridgeStreet, but no such assignment shall relieve BridgeStreet of its obligations hereunder.

    10.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

    10.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission, cable, telegram, or telex, or when mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered to a courier of national reputation to the respective parties as follows:

      If to BridgeStreet or Acquisition, to it at:

      BridgeStreet International Inc.
      67 Batterymarch Street, Suite 500
      Boston, Massachusetts 02110
      Attention: Donald W. Glazer, Secretary

      with a copy to:

      Nutter, McClennen & Fish, LLP
      One International Place
      Boston, Massachusetts 02110-2699
      Attention:  Constantine Alexander, Esquire

      If to any of the Companies or the Stockholder, to it or her at:

      Home Again, Inc.
      3550 Annapolis Lane
      Plymouth, MN 55447
      Attention:  Sandra A. Brown

      with a copy to:

      Fabyanske, Svoboda, Westra & Hart, P.A.
      920 Second Avenue South
      Minneapolis, MN 55402
      Attention:  Thomas J. Tucci, Esquire
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

    10.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    10.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    10.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

    10.8 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    10.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                     [Rest of Page Intentionally Left Blank]

                        [Page intentionally left blank]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                        BRIDGESTREET INTERNATIONAL INC.


                        By:  /s/ Mark D. Gagne
                             -----------------------------------------
                             Title:  Chief Financial Officer


                        HOME AGAIN, INC.


                        By:  /s/ Sandra A. Brown
                             -----------------------------------------
                             Title: Chief Executive Officer and President


                        HOME AGAIN AMENITIES, INC.


                        By:   /s/ Sandra A. Brown
                             -----------------------------------------
                             Title:  Chairman


                        HOME AGAIN CORPORATE HOUSING, INC.


                        By:  /s/ Sandra A. Brown
                             -----------------------------------------
                             Title: Vice President


                             /s/ Sandra A. Brown
                             -----------------------------------------
                             Sandra A. Brown,
                             Stockholder


                        HAI ACQUISITION CORP.


                        By:  /s/ Mark D. Gagne
                             -----------------------------------------
                             Title:  President

                                      -30-